Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

ELDERWATCH, INC.

July 17, 2005

A meeting of the Board of Directors of Elderwatch Inc. (the “Corporation”), was held on July 17, 2005 at 9:00 a.m. Eastern Daylight Time.

Directors participating in the meeting were:

Allan Weiss

Chairman and Director

The Board unanimously resolved the following:

RESOLVED:

that the Board take all necessary steps to achieve a forward split of the Corporation’s issued and outstanding common stock on  a five to one (5 – 1) basis.

RESOLVED :     that  shareholder Alan Weiss, President, Secretary and Treasurer and shareholder Gerry Salsky that upon the Corporation affecting a 5 to 1 forward split of the Corporation’s Common Stock that shareholder Weiss will gift back to the Corporation 2,250,000 common shares for cancellation and shareholder Gerry Salsky will gift back to the Corporation 1,500,000 common shares for cancellation.

It being 10:00 a.m., (EST), and no further discussion was pursued, the meeting was adjourned.

/s/ Allan Weiss

/s/ Allan Weiss

___________________________________

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Allan Weiss

Allan Weiss

Secretary

Chairman of the Board